SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 26, 2017

REGENCY CENTERS CORPORATION

REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation)	1-12298 (Regency Centers Corporation)	59-3191743 (Regency Centers Corporation)
Delaware (Regency Centers, L.P.)	0-24763 (Regency Centers, L.P.)	59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 26, 2017, Regency Centers Corporation, a Florida corporation, (the “Company”), Regency Centers, L.P., a Delaware limited partnership (“RCLP”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States, as trustee, entered into Supplemental Indenture No. 15 to an Indenture, dated September 9, 1998 (the “Supplemental Indenture”). The Company conducted a consent solicitation from the holders of the Notes (“Consent Solicitation”) to terminate the existing guarantees of the 3.75% Senior Notes due 2022 (the “Notes”) provided by certain subsidiaries of RCLP (the “Subsidiary Guarantors”) in order to simplify financial reporting obligations by eliminating the need to provide certain required summary financial information with respect to the Subsidiary Guarantors in periodic reports. The Supplemental Indenture will become operative upon payment of the consent fee in accordance with the terms of the Consent Solicitation (as defined below). Once the Supplemental Indenture becomes operative, the guarantees provided by the Subsidiary Guarantors with respect to other debt obligations of the Company and RCLP will be terminated.

The Consent Solicitation expired at 5:00 p.m., New York City time, on July 26, 2017. The Company received the requisite number of consents and executed the Supplemental Indenture on July 26, 2017. The Company will pay to the holders who delivered valid and unrevoked consents prior to the expiration time a consent fee in the form of a cash payment of $1.50 per $1,000 principal amount of Notes for which consents were delivered by such holder. The payment of the consent fee is expected to be made on July 28, 2017. The complete terms and conditions of the Consent Solicitation were set forth in the Company’s Consent Solicitation Statement, dated as of July 19, 2017, and the related Form of Consent that were sent to holders.

Wells Fargo Securities, LLC acted as the solicitation agent for the Consent Solicitation. D.F. King & Co., Inc. acted as the information and tabulation agent for the Consent Solicitation.

The foregoing summary of the Supplemental Indenture is not complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release issued by the Company regarding the completion of the Consent Solicitation is filed as Exhibit 99.1 to this Current Report on Form 8-K.

This announcement is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any Notes or any other securities. This announcement is also not a solicitation of consents with respect to the Notes or any other securities.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Supplemental Indenture No. 15, dated as of July 26, 2017, by and among Regency Centers Corporation, Regency Centers L.P. and U.S. Bank National Association, as trustee.

99.1	Press release issued July 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

July 27, 2017	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

REGENCY CENTERS, L.P.

	By:	Regency Centers Corporation,
its general partner

July 27, 2017	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

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